Exhibit 99.1

Autobytel Provides Warning on 2004 and 2005 Earnings Guidance;

Company Reaffirms 2004 and 2005 Revenue Guidance

Irvine, CA-December 10, 2004 — Autobytel Inc. (Nasdaq: ABTLE) announced today that its fiscal year 2004 earnings per diluted share guidance of $0.25 should no longer be relied upon. Additionally, the Company expects earnings for the fiscal year 2005 to be substantially lower than previous guidance. The Company also reaffirmed its revenue guidance for fiscal years 2004 and 2005.

Factors Driving Revised Guidance

“The Company is continuing to meet its revenue goals and expects to continue to do so in 2005,” said Autobytel Inc. President and CEO Jeffrey Schwartz. “However, there are several factors impacting our earnings. We are experiencing higher than expected operating costs, including an increase in customer acquisition costs and costs relating to compliance with Sarbanes Oxley, as well as costs associated with the previously announced internal review undertaken by our Board’s Audit Committee and the related need to restate our consolidated financial statements. In addition, costs associated with defending purported class action lawsuits filed against the Company and certain directors and officers relating to the restatements, and costs associated with enforcing our intellectual property rights are also expected to increase our operating costs. Due to these factors, we are unable to provide specific earnings guidance for 2004 and 2005.”

About Autobytel Inc.

Autobytel Inc. (Nasdaq: ABTLE), a leading Internet automotive marketing services company, helps retailers sell cars and manufacturers build brands through marketing, advertising, data and CRM (customer relationship management) products and programs. The Company owns and operates the automotive websites Autobytel.com, Autoweb.com, Carsmart.com, Car.com and AutoSite.com, as well as AIC (Automotive Information Center), a trusted industry source of automotive marketing data and technology for over 20 years. Autobytel is also a leader in dealership lead management and CRM solutions and owns and operates AVV, Inc., a top provider of dealership CRM and sales management products, and Retention Performance Marketing, Inc., (RPM®), which powers dealerships with cutting-edge customer loyalty and retention marketing programs. As the Internet’s largest new car buying service, Autobytel generates over a billion dollars a month in car sales for dealers through its services and was the most visited new car buying and research destination in 2003, reaching millions of car shoppers as they made their vehicle buying decisions. Autobytel’s car-selling sites and lead management products are used by more of the nation’s top-100 e-dealers than any other program.

FORWARD-LOOKING STATEMENT DISCLAIMER

The statements contained in this press release that are not historical facts are forward-looking statements under the federal securities laws. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed in, or implied by, such forward-looking statements. Autobytel undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements are changes in general economic conditions, the economic impact of terrorist attacks or military actions, increased dealer attrition, pressure on dealer fees, increased or unexpected competition, the failure to realize anticipated synergies from acquired entities, costs related to acquisitions, failure to retain key employees at acquired entities, difficulties in successfully integrating the businesses and technologies of acquired entities and Autobytel, that actual costs and expenses exceed the charges taken by Autobytel, changes in laws and regulations, costs of defending lawsuits and undertaking investigations and related matters and other matters disclosed in Autobytel’s filings with the Securities and Exchange Commission. Investors are strongly encouraged to review our annual report on Form 10-K for the year ended December 31, 2003, and other filings with the Securities and Exchange Commission for a discussion of risks and uncertainties that could affect operating results and the market price of our stock.

CONTACT: Autobytel Inc.

Jennifer Klein (Investors)

(949) 862-1362

jenniferkl@autobytel.com

Melanie Webber (Media)

(949) 862-3023

melaniew@autobytel.com